Exhibit 10.4

Prepared by and return to:

HAYNES AND BOONE, LLP.

30 ROCKEFELLER PLAZA, 26TH FLOOR

NEW YORK, NY 10112

ATTENTION: GREG KRAMER, ESQ.

[Space Above This Line For Recording Data]

THIRD AVENUE APARTMENTS LLC, as Mortgagor

TO

JGB COLLATERAL LLC, as administrative agent and collateral agent,

as Mortgagee

________________________________________________________

MORTGAGE AND SECURITY AGREEMENT

________________________________________________________

Dated:	December 14, 2023
Location:	430 3rd Avenue North
St. Petersburg, FL 33701
County:	Pinellas

NOTE TO RECORDING CLERK: This Mortgage is part of a multi-state transaction which secures the payment of the Note (as defined herein) in the principal amount of $38,918,919.00 (the “Indebtedness”). The Note was executed and delivered by Mortgagor to Mortgagee outside of the State of Florida. In addition to this Mortgage, the Note is also secured by others mortgage located outside of the State of Florida.

A. Documentary Stamp Tax. The value of all of the collateral for the Note, wherever located (the “Total Collateral”), is $38,918,919.00, and the value of all collateral located inside the State of Florida (the “Florida Collateral”) is $17,000,000.00. Accordingly, the ratio of the value of the Florida Collateral to the value of the Total Collateral stated as a percentage is 43.68% (the “Ratio”). Pursuant to Rule 12B-4.053(31)(c), Florida Administrative Code, Florida documentary stamp tax is due on this Mortgage based upon the Ratio times the Indebtedness (which is the fair market value of the Florida Collateral) (the “Formula Amount”). Florida documentary stamp tax in the amount of $59,500.00 is due upon this Mortgage, based on $17,000,000.00, which is the value based on the Formula Amount.

B. Intangible Tax. Pursuant to Florida Administrative Code Rule 12C-2.004(3)(a), Florida non-recurring intangible tax is payable on the lesser of (i) the Formula Amount, and (ii) the value of the Florida Real Estate. Because the Florida Real Estate in this case is equal to the Formula Amount, non-recurring intangible tax in the amount of $34,000.00 is due upon this Mortgage, calculated on the Florida Real Estate of $17,000,000.00.

C. Tax Paid. Documentary Stamp Tax in the amount of $59,500.00 and Intangible Tax in the amount of $34,000.00 are being paid concurrently with the recording of this Mortgage in connection with the Indebtedness.

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MORTGAGE AND SECURITY AGREEMENT

THIS MORTGAGE AND SECURITY AGREEMENT (as the same may be amended, restated, replaced, supplemented or otherwise modified, being hereinafter referred to as this “Mortgage”) is made this 14th day of December, 2023 by THIRD AVENUE APARTMENTS LLC, a Delaware limited liability company, whose address is 11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141 (hereinafter called the “Mortgagor”, which term shall include the respective heirs, legal representatives, successors and assigns of Mortgagor wherever the context so requires or admits) in favor of JGB COLLATERAL LLC, a Delaware limited liability company whose address is 246 POST ROAD EAST, 2ND FLOOR, WESTPORT CT 06880, as administrative agent and collateral agent (in such capacity, hereinafter called the “Mortgagee”, which term shall include the successors and assigns of the Mortgagee wherever the context so requires or admits).

WHEREAS, AULT & COMPANY, INC., a Delaware limited liability company (together with each other person from time to time party to the Loan Agreement (as defined below) as a borrower, collectively, “Borrowers”), is justly indebted to Mortgagee, having executed and delivered to Mortgagee the Loan and Guaranty Agreement (the “Loan Agreement”) bearing even date herewith and a Secured Promissory Note (the “Note”) bearing even date herewith, wherein Borrowers promise to pay the Mortgagee the principal sum of $38,918,919.00, with interest thereon at the rate and times, in the manner and according to the terms and conditions specified in the Loan Agreement and the Note, (collectively, the “Borrowers”),.

WHEREAS, Mortgagor, Alliance Cloud Services, LLC, a Delaware limited liability company (“Michigan Property Owner”), SENTINUM, Inc., a Nevada corporation (“Sentinum”), AULT ALLIANCE, INC., a Delaware corporation (“Ault Alliance”), AULT AVIATION, LLC, a Nevada limited liability company (“Aviation”), BNI MONTANTA, LLC, a Delaware limited liability company (“BNI”), AULT Lending, LLC, a California limited liability company (“Ault Lending”), AULT GLOBAL REAL ESTATE EQUITIES, INC., a Nevada corporation (“Ault Global”) and Milton “Todd” Ault III, a natural person (“Ault”) (Mortgagor, Michigan Property Owner, Sentinum, Ault Alliance, Aviation, BNI, Ault Global, Ault and each other person from time to time party to the Loan Agreement as a guarantor or otherwise acting as a guarantor with respect to the Obligations (as defined in the Loan Agreement), are hereinafter referred to individually and collectively as the “Guarantor”, which term shall include the respective heirs, legal representatives, successors and assigns of Guarantor wherever the context so requires or admits) have executed and delivered to Mortgagee the Loan Agreement, in favor of Mortgagee to guarantee the Note and other indebtedness as specified in the Loan Agreement.

NOW THIS INDENTURE WITNESSETH, that Mortgagor, in consideration of the indebtedness and other good and valuable consideration otherwise received, and to secure the payment to Mortgagee of the principal with interest, and all other sums provided for in the Note, in the Loan Agreement and in this Mortgage, according to their respective terms and conditions, and all future or additional advances as may be made by Mortgagee to Mortgagor, any interest rate swap or similar agreement now or hereafter executed by Mortgagor and Mortgagee or any of the Mortgagee’s affiliates, and for performance of the agreements, conditions, covenants, provisions and stipulations contained herein and therein, and in certain other agreements and instruments made and stipulations contained herein and therein, and in certain other agreements and instruments made and given by Mortgagor to Mortgagee in connection therewith, has mortgaged, and by these presents does mortgage unto Mortgagee all those certain tracts or parcels of land lying and being in the County of PINELLAS, State of Florida, more particularly described as follows:

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Parcel I:

Lot C, DEVOE'S SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 12, of the Public Records of Pinellas County, Florida, and beginning at the Northwest corner of Lot C, DEVOE'S SUBDIVISION, thence South 16°42' West along the Westerly line of Lot C, a distance of 52.2 feet to the Southwesterly corner thereof, thence West along the Southerly line of Lot C, extended Westerly a distance of 0.5 feet to a point on the East line of Lake Street (now known as 5th Street North); thence Northeasterly along the Easterly line of said Lake Street on a curve to the left, radius 747.5 feet to a point on the South line of Third Avenue North extended Westerly 1.44 feet West of the POINT OF BEGINNING; thence East along the South line of 3rd Avenue North to the Beginning.

Parcel II:

Lots A and B, and the North 1/2 of 10 feet of vacated alley between the South Line of Lots A and B and the North Line of Lots G and H, DEVOE'S SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 12, of the Public Records of Pinellas County, Florida.

Parcel III:

Lots F and G and the South 1/2 of Lot E, DEVOE'S SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 12, of the Public Records of Pinellas County, Florida; TOGETHER WITH a strip of land lying Westerly of and adjacent to the Westerly boundary of said Lot F and the South 1/2 of Lot E, and lying between the Northerly boundary of said South 1/2 of Lot E and the Southerly boundary of said Lot F, extended Westerly to the Easterly boundary of Lake Street (now known as 5th Street North), as established by the Plat of LAKE STREET, as recorded in Plat Book 6, Page 34, of the Public Records of Hillsborough County, Florida, of which Pinellas County was formerly a part; ALSO TOGETHER WITH the South 1/2 of vacated alley lying North of and adjacent to the North boundary of Lot G of said DEVOE'S SUBDIVISION, between the Northerly extension of the East and West lines of said Lot G extended to the center of said vacated alley.

Parcel IV:

Lot H and the South 1/2 of the vacated alley abutting the North boundary of said land and lying between the East and West boundary lines of said Lot extended North to the center of said alley, DEVOE'S SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 12, of the Public Records of Pinellas County, Florida.

Parcel V:

Lot D and the North 1/2 of Lot E, DEVOE'S SUBDIVISION, according to the Plat thereof, as recorded in Plat Book 3, Page 12, of the Public Records of Pinellas County, Florida; TOGETHER WITH a strip of land lying Westerly of and adjacent to the Westerly boundary of said Lot D and said North 1/2 of Lot E, and lying between the Northerly boundary of said Lot D and the Southerly boundary of said North 1/2 of Lot E, extended Westerly to the Easterly boundary of Lake Street (now known as 5th Street North) as established by the Plat of LAKE STREET, as recorded in Plat Book 6, Page 34, of the Public Records of Hillsborough County, Florida, of which Pinellas County was formerly a part.

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(the foregoing tract(s) or parcel(s) of land identified above are hereinafter individually and collectively referred to as the “Premises”) TOGETHER WITH the following property and rights:

(a)       All easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, riparian rights, and all estates, rights, titles, interests, privileges, tenements, hereditaments, appurtenances, all rights, liabilities and privileges thereof whatsoever in any way belonging, relating or appertaining to any of the Premises or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor, and the reversions, remainder and remainders, rents, issues, profits thereof, and all of the estates, right, title, interest, property, possession claim and demand whatsoever at law, as well as in equity, of Mortgagor, of, in and to the same.

(b)       All buildings and improvements of every kind and description now or hereafter erected or placed on the Premises and all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the Premises immediately upon the delivery thereof to the Premises, and all fixtures, appliances, machinery, furniture, equipment of any nature whatsoever and all other articles of personal property now or hereafter owned by Mortgagor and now or hereafter attached to, installed in or contained in or used in connection with the Premises, and all renewals or replacements thereof or articles in substitution therefore, whether or not the same are or shall be attached to such land or building or buildings in any manner; it being mutually agreed that all the aforesaid property owned by Mortgagor be deemed to be included within the Premises immediately upon the delivery thereof to such Premises.

(c)       All right, title and interest of Mortgagor in and to the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises, and in and to the appurtenances thereto.

(d)       All rents, profits, issues and revenue of the Premises from time to time accruing, whether under leases, tenancies, or sales agreements now existing or hereafter created.

(e)       The Mortgagor’s interest in all leases of the Premises, or portions thereof, heretofore or hereafter entered into by Mortgagor, and all right, title and interest of Mortgagor thereunder, including, without limitation, cash or securities deposited thereunder to secure performance by the lessees of their obligations thereunder, regardless of how said cash or securities are to be held by Mortgagor pursuant to the terms of such leases.

(f)       All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards.

The Premises, appurtenances, buildings, improvements, fixtures, appliances, machinery, furniture, equipment, tenements, personal property, proceeds and property interest described above shall hereinafter be collectively called the “Mortgaged Property”.

TO HAVE AND TO HOLD the above-granted and described Mortgaged Property unto Mortgagee, its successors and assigns, in fee simple, forever.

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AND Mortgagor hereby represents, warrants and covenants with Mortgagee that Mortgagor is indefeasibly seized of the Mortgaged Property in fee simple; that Mortgagor has full power and lawful right to convey the same in fee simple as aforesaid; that it shall be lawful for Mortgagee at all times peaceably and quietly to enter upon, hold, accompany and enjoy the Mortgaged Property and every part thereof in accordance with the terms of this Mortgage, that the Mortgaged Property is free from all liens and encumbrances; that all property, fixtures, appliances, machinery, furniture, equipment and other personal property described herein will be fully paid for and free from all liens, encumbrances, title retaining contracts and security interests when delivered and/or installed upon the Mortgaged Property other than the lien of this Mortgage; that Mortgagor will perform and promptly fulfill all of the covenants contained in superior mortgages encumbering the Mortgaged Property, if any; that Mortgagor will make such further assurances to prove the fee simple title to all and singular the Mortgaged Property in Mortgagee and to prove the lien and priority of this Mortgage, as may be reasonably required, and that Mortgagor does hereby and will forever fully warrant and defend the lien and priority of this Mortgage and the title to the Mortgaged Property and every part thereof against the lawful claims and demands of all persons whomsoever, subject only to the matters set forth in the title insurance policy insuring this Mortgage.

PROVIDED ALWAYS, and these presents are upon the express condition that if Mortgagor or the successors or assigns of Mortgagor shall pay unto Mortgagee, its successors or assigns, the sums of money mentioned in the Note and Loan Agreement secured hereby in accordance with the terms thereof, which Note has a maturity date of thirty-six (36) months after the date of this Mortgage, unless extended pursuant to the terms of the Loan Agreement or by modification hereto;

AND any renewals or extensions thereof in whatever form, and the interest thereon as it shall become due, according to the true intent and meaning thereof, together with all advances hereunder, cost, charges and expenses, including a reasonable attorney’s fee, which Mortgagee may incur or be put to in collecting the same by foreclosure or otherwise;

AND shall duly, promptly and fully perform, discharge, execute, effect, complete, comply with and abide by each and every of the stipulations, agreements, conditions and covenants of the Note, the Loan Agreement and of this Mortgage;

THEN this Mortgage and the estate hereby created shall cease and be NULL AND VOID and this instrument shall be released by Mortgagee, at the cost and expense of Mortgagor.

MORTGAGOR COVENANTS AND AGREES to and with Mortgagee that until the indebtedness and obligations secured hereby is fully repaid and performed:

1.        Payment and Performance. Mortgagor shall pay to Mortgagee, in accordance with the terms of the Loan Agreement, the Note and this Mortgage, the principal and interest, and other sums therein set forth; shall perform and comply with all the agreements, conditions, covenants, provisions and stipulations of the Loan Agreement, the Note and this Mortgage; and shall timely perform all of its obligations and duties as landlord under any lease of all or any portion of the Mortgaged Property now or hereafter in effect.

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2.       Taxes and Other Charges. Mortgagor shall pay all and singular the taxes, assessments, levies, liabilities, obligations and encumbrances of every nature and kind now on said Mortgaged Property, and/or that hereafter may be imposed, suffered, placed, levied or assessed thereupon, and/or that may be levied or assessed upon this Mortgage and/or the indebtedness secured hereby, each and every, when due and payable according to law, before they become delinquent, and before any interest attaches or any penalty is incurred; and insofar as any thereof is of record the same shall be promptly satisfied and discharged of record and the original official document (such as, for instance, the tax receipt or the satisfaction of paper officially endorsed or certified) shall be delivered to the Mortgagee within ten (10) days after payment. Mortgagor’s obligation is to pay such items directly, and if Mortgagor fails to pay the amount due for any and all such items before they become delinquent, Mortgagee may exercise its rights and pay such amount and Mortgagor shall then be obligated to repay the Mortgagee any such amount.

3.       Warranty of Title. Mortgagor warrants that it possesses a good and marketable unencumbered fee simple title to the Mortgaged Property, except for those title exceptions listed in the mortgagee title insurance policy approved by and issued to Mortgagee, insuring the priority of the lien of this Mortgage.

4.       Maintenance of Mortgaged Property. Mortgagor agrees that it shall keep the Mortgaged Property in good order and condition and in a rentable and tenantable state of repair; to make or cause to be made, as and when necessary, all repairs, renewals and replacements, structural and nonstructural, exterior and interior, ordinary and extraordinary, foreseen and unforeseen; not to remove, demolish or substantially structurally alter (except for tenant improvements and such alterations as may be required by laws, ordinances or regulations) any of the buildings and improvements now or hereafter erected on the Mortgaged Property without Mortgagee’s prior, written consent, which shall not be unreasonably withheld; to complete promptly and in good and workmanlike manner any building or other improvement which may be constructed on the Mortgaged Property and promptly restore in like manner any such building or improvement which may be damaged or destroyed thereon (subject to the right of Mortgagee to retain insurance proceeds, as set forth below), and to pay when due all claims for labor performed and materials furnished therefore; to comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Property or any part thereof, not to permit any waste, impairment, or deterioration of the Mortgaged Property; to keep and maintain grounds, sidewalks, roads, parking and landscaped areas in or on the Mortgaged Property in good and neat order and repair; to comply with the provisions of any lease of all or any part of the Mortgaged Property; not to commit, suffer or permit any act to be done in or upon the Mortgaged Property in violation of any law, ordinance or regulation; not to permit the Mortgaged Property to become vacant or deserted.

5.       Insurance. The Mortgagor shall carry insurance against such risks, with such companies, and in such amounts as shall be satisfactory to Mortgagee (including but not limited to, hazard insurance and flood insurance, if the Mortgaged Property is located within a flood hazard area, and wind storm insurance); each policy shall be in a form satisfactory to Mortgagee with standard mortgagee clauses making all loss payable to Mortgagee. The Mortgagor shall promptly pay all premiums therefor and deliver to Mortgagee all such policies of insurance. All insurance policies shall provide that notice of non-renewal or cancellation must be given to Mortgagee at least thirty (30) days before such non-renewal or cancellation. Except as otherwise provided below, any insurance money received by Mortgagee may, at its sole election, be paid, either in whole or in part, to the Mortgagor for the purpose of defraying the costs and expenses of repair, restoration or replacement of the Mortgaged Property damaged or destroyed, or be retained and applied toward the payment of any of the principal or other amounts secured by this Mortgage, in whatever order Mortgagee shall elect, with the excess, if any, over the amounts secured by this Mortgage to be repaid to the Mortgagor, without impairing the Mortgagor’s duties under this Mortgage. In the event of loss with respect to the Mortgaged Property, the Mortgagor shall promptly notify Mortgagee thereof and Mortgagee may make any proof of loss not promptly made by the Mortgagor. In the event of foreclosure or other disposition of the Mortgaged Property in partial or full payment of the amounts secured by this Mortgage, Mortgagee shall be entitled to all of the Mortgagor’s right, title and interest in and to all policies of insurance with respect to the Mortgaged Property, including, without limitation, the right to collect any unearned premium refund relating to such policies.

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6.       Installments for Insurance. Taxes and Other Charges. Upon the demand of the Mortgagee, if required by Mortgagee, and without limiting the effect of Paragraphs 2 and 5 hereof, Mortgagor shall pay to Mortgagee, monthly with the monthly installments of principal and interest, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual real estate taxes, water charges and sewer rents, any special assessments, charges or claims and any other item which at any time may be or become a lien upon the Mortgaged Property prior to the lien of this Mortgage; and on demand from time to time Mortgagor shall pay to Mortgagee any additional sums necessary to pay the premiums and other items all as estimated by Mortgagee; the amounts so paid shall be security for the premiums and other items and shall be used in payment thereof if Mortgagor is not otherwise in default hereunder. No amount so paid shall be deemed to be trust funds but may be commingled with general funds of Mortgagee, and no interest shall be payable thereon. If, pursuant to any provision of this Mortgage, the whole amount of the unpaid principal debt becomes due and payable, Mortgagee shall have the right, at its election, to apply any amount so held against the entire indebtedness secured hereby. At Mortgagee’s option, Mortgagee from time to time may waive, in writing, and after any such waiver may reinstate, the provisions of this paragraph requiring the monthly payments.

7.       Corporate Existence and Taxes. If Mortgagor or any successor or grantee of Mortgagor is a corporation, it shall keep in effect its existence and rights as a corporation under the laws of the state of its incorporation and its right to own property and transact business in the state in which the Mortgaged Property is situated during the entire time that it has any ownership interest in the Mortgaged Property. For all periods during which title to the Mortgaged Property or any part thereof shall be held by a corporation or association subject to corporate taxes or taxes similar to corporate taxes, Mortgagor shall file returns for such taxes with the proper authorities, bureaus or departments and it shall pay, when due and payable and before interest or penalties are due thereon, all taxes owing by Mortgagor to the United States, to such state of incorporation and to the state in which the Mortgaged Property is situated and any political subdivision thereof, and shall produce to Mortgagee receipts showing payment of any and all such taxes, charges or assessments prior to the last dates upon which such taxes, charges or assessments are payable without interest or penalty charges, and within ten (10) days of receipt thereof all settlements, notices of deficiency or overassessment and any other notices pertaining to Mortgagor’s tax liability, which may be issued by the United States, such state of incorporation, the state in which the Mortgaged Property is situated and any political subdivision thereof.

8.       Documentary and Other Stamps. If at any time the United States, the state in which the Mortgaged Property is located or any political subdivision thereof, or any department or bureau of any of the foregoing shall require documentary, revenue or other stamps on the Note secured hereby or this Mortgage, Mortgagor within three (3) business days of demand shall pay for them with any interest or penalties payable thereon.

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9.       Other Taxes. If any law or ordinance now or hereafter imposes a tax directly or indirectly on Mortgagee with respect to the Mortgaged Property, the value of Mortgagor’s equity therein, or the indebtedness evidenced by the Note and secured by this Mortgage, Mortgagor shall promptly pay such tax. If Mortgagor fails to pay such tax or if Mortgagor is not lawfully permitted to pay such tax, Mortgagee, at its election, shall have the right at any time to give Mortgagor written notice declaring that the principal debt, with interest and other appropriate charges, shall be due on a specified date not less than thirty (30) days thereafter; provided, however, that such election shall be ineffective if, prior to the specified date, Mortgagor lawfully pays the tax (in addition to all other payments required hereunder) and agrees to pay the tax whenever it becomes due and payable thereafter, which agreement shall then constitute a part of this Mortgage.

10.       Security Agreement. Mortgagor and Mortgagee agree that this Mortgage shall constitute and shall be construed as a Security Agreement under the terms of the Uniform Commercial Code (hereinafter in this Paragraph referred to as the “Code”) as adopted by the State of Florida, from time to time, with respect to any property included in the definition of the word “Mortgaged Property”, which property may not be deemed to form a part of the real property described as the Premises or may not constitute a “fixture” (within the meaning provided in the Code), and all replacements of such property, substitutions for such property, additions to such property, and the proceeds thereof (all of said property described above, and the replacements, substitutions and additions thereto together with the proceeds thereof being hereinafter collectively referred to as the “Collateral”), and that a first priority, perfected and continuing security interest in and to the Collateral located on the Mortgaged Property, is hereby granted to the Mortgagee, and the Collateral and all right, title and interest of Mortgagor therein, are hereby assigned to the Mortgagee, all to secure payment of the Note and the Loan Agreement, and to secure performance by the Mortgagor of the terms, covenants and provisions hereof. Upon the occurrence of an Event of Default under this Mortgage, the Mortgagee, pursuant to the appropriate provisions of the Code, shall have the right, in addition to all other rights, to proceed with respect to the Collateral in accordance with its rights and remedies as a Secured Party under the Code. The parties agree that, in the event the Mortgagee shall elect to proceed with respect to the Collateral separately from the real property, ten (10) days written notice of the sale of the Collateral shall be reasonable notice. The reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Mortgagee shall include, but shall not be limited to, reasonable attorneys’ fees and legal expenses incurred by Mortgagee. Mortgagor shall, from time to time, on request of the Mortgagee, deliver to the Mortgagee an inventory of the Collateral in reasonable detail. Mortgagor covenants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto, unless the Mortgagee otherwise consents, will be, free and clear of any other liens, encumbrances or security interests.

11.       Compliance with Law and Regulations. Mortgagor shall comply with all laws, ordinances, regulations and orders of all Federal, State, municipal and other governmental authorities relating to the Mortgaged Property.

12.       Inspection. Mortgagee and any persons authorized by Mortgagee shall have the right at any time, upon reasonable notice to Mortgagor and subject to the rights of any lessees, to enter the Mortgaged Property at a reasonable hour to inspect and photograph its condition and state of repair.

13.       Declaration of No Setoff. Within one (1) week after requested to do so by Mortgagee in writing, Mortgagor shall certify to Mortgagee or to any proposed assignee of this Mortgage, in a writing duly acknowledged, the amount of principal, interest and other charges then owing on the obligations secured by this Mortgage and by prior or other liens, if any, and whether there are any setoffs or defenses against them. Within one (1) week after requested to do so by Mortgagor in writing, Mortgagee shall certify to Mortgagor in a writing duly acknowledged, the amount of principal, interest and other charges then owing on the obligations secured by this Mortgage.

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14.       Required Notices. Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following:

(a)       a fire or other casualty causing material damage to the Mortgaged Property,

(b)       receipt of notice of eminent domain proceedings or condemnation of the Mortgaged Property,

(c)       receipt of any notice of violation from any governmental authority relating to the structure, use or occupancy of the Mortgaged Property,

(d)       receipt of any notice from any tenant of all or any portion of the Mortgaged Property, pertaining to any alleged default by such tenant or by Mortgagor as landlord,

(e)       substantial change in the occupancy of the Mortgaged Property,

(f)       receipt of any notice from the holder of any lien or security interest in the Mortgaged Property indicating it intends to exercise remedies against the Mortgaged Property, or

(g)       commencement of any litigation affecting the Mortgaged Property.

15.       Condemnation.

(a)       In the event of any condemnation or taking of any part of the Mortgaged Property by eminent domain, alteration of the grade of any street, or other injury to or decrease in the value of the Mortgaged Property by any public or quasi-public authority or corporation, all proceeds (that is, the award or agreed compensation for the damages sustained) allocable to Mortgagor, after deducting therefrom all reasonable costs and expenses (regardless of the particular nature thereof and whether incurred with or without suit) including reasonable attorney’s fees incurred by Mortgagee in connection with the collection of such proceeds, shall be used for the sole purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of the taking, alteration of grade or other injury to the Mortgaged Property. Provided, however, that in the event of a condemnation or taking of so much of the Mortgaged Property that the remainder thereof cannot, in Mortgagee’s reasonable discretion, continue to generate revenue sufficient to cover the payments due under the Note and/or the Loan Agreement, then all proceeds shall be applicable first to payment of the indebtedness secured hereby. No settlement for the damages sustained shall be made by Mortgagor without Mortgagee’s prior written approval. Receipt by Mortgagee of any proceeds less than the full amount of the then outstanding debt shall not alter or modify Mortgagor’s obligation to continue to pay the installments of principal, interest and other charges specified in the Note, the Loan Agreement and herein. If the condemnation proceeds are applied to the indebtedness, then such proceeds shall be applied in the order and in the amounts that Mortgagee, in Mortgagee’s sole discretion, may elect, to the payment of principal (whether or not then due and payable), interest or any sums secured by this Mortgage, or toward payment, after the aforesaid deductions, to Mortgagor, on such reasonable terms as Mortgagee may specify.

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(b)       If prior to the receipt of the proceeds by Mortgagee the Mortgaged Property shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive the proceeds to the extent of:

(i)       the full amount of all such proceeds if Mortgagee is the successful purchaser at the foreclosure sale, or

(ii)       if anyone other than Mortgagee is the successful purchaser at the foreclosure sale, any deficiency (as hereinafter defined) due to Mortgagee in connection with the foreclosure sale, with interest thereon at the rate set forth in the Note, and reasonable counsel fees, costs and disbursements incurred by Mortgagee in connection with collection of such proceeds of condemnation and the establishment of such deficiency. For purposes of this subparagraph (b)(ii), the word “deficiency” shall be deemed to mean the difference between (A) the net sale proceeds actually received by Mortgagee as a result of such foreclosure sale less any out-of-pocket costs and expenses incurred by Mortgagee in connection with enforcement of its rights under the Note, this Mortgage, the Loan Agreement and the other security instruments and (B) the aggregate amount of all sums which Mortgagee is entitled to collect under the Note, this Mortgage, the Loan Agreement and the other security instruments.

(c)       Upon failure of Mortgagor to diligently prosecute condemnation proceedings, Mortgagee shall have the right to prosecute to final determination or settlement on appeal condemnation proceedings or other appropriate proceedings in the name of Mortgagee or Mortgagor, for which Mortgagee is hereby appointed irrevocably as attorney-in-fact for Mortgagor, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including reasonable counsel fees, shall be paid first out of the proceeds, and only the excess, if any, paid to Mortgagee shall be credited against the amounts due under this Mortgage.

(d)       Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party to any condemnation proceeding.

16.       Leases. Upon receipt by Mortgagor, from time to time, of any security deposit, prepaid rent permitted to be collected by Mortgagor, if any (other than prepaid rent for the next succeeding calendar month), down payment or similar payments by a tenant, licensee or other user or a purchaser of all or a portion of the Mortgaged Property, Mortgagor shall deposit such sum in a separate escrow account with a national bank having banking offices in the state in which the Mortgaged Property is located. Mortgagor shall give Mortgagee written notice of the name and address of the bank and the account number of the escrow account. Mortgagor shall also give written authorization to such bank to permit Mortgagee to receive any information requested by Mortgagee from the bank as to the status and balance of such account. Said sums shall be held in trust by Mortgagor and disbursed only upon the prior written approval of Mortgagee. The prior written consent of Mortgagee shall not be required when by law or agreement Mortgagor is required to return any of such sums to the party who deposited it with Mortgagor. Mortgagor hereby assigns all of such bank accounts to Mortgagee as collateral security for the indebtedness secured by this Mortgage and Mortgagor agrees that after the occurrence of an Event of Default, the sums in said bank account (excluding any and all security deposits which are required by law and/or the terms of any specific lease to remain in escrow) shall be payable, at the election of Mortgagee, to Mortgagee as assignee of such bank accounts; provided, however that Mortgagee shall have no liability for any misapplication of said sums by Mortgagor.

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17.       Assignment of Rents and Profits. Mortgagor unconditionally assigns and transfers to Mortgagee all of the rents and revenues of the Premises. Mortgagor authorizes Mortgagee or Mortgagee’s agent to collect the rents and revenues and hereby directs each tenant of the Premises to pay the rents to Mortgagee or Mortgagee’s agent. However, prior to Mortgagee’s notice to Mortgagor of the occurrence of an Event of Default, Mortgagor shall be entitled to collect the rents, issues and profits from the Premises as trustee for the benefit of the Mortgagor and Mortgagee. This assignment of rents constitutes an absolute assignment as contemplated in Florida Statutes Section 697.07 and not an assignment for additional security only. In the event the Mortgagor should assign the rents of the mortgaged premises or any part thereof without the express written consent of the Mortgagee, then the entire principal sum secured hereby shall, at the sole option of the Mortgagee, become immediately due and payable and Mortgagee shall be entitled to the remedies provided in said Section 697.07, and any other applicable statutes, whether procedural or substantive, in effect at the time of execution or enforcement of this Mortgage. This assignment terminates automatically upon satisfaction of this Mortgage.

18.       No Other Financing or Liens.

(a)       Without the prior written consent of Mortgagee, Mortgagor shall not enter into any lease of personal property, as lessee, which is now or hereafter intended to be a part of the Mortgaged Property or is necessary for the operation of Mortgagor’s business at the Mortgaged Property, create or cause or permit to exist any lien on, or security interest in the Mortgaged Property, including any furniture, fixtures, appliances, machinery, equipment, or other items of personal property which are intended to be or become part of the Mortgaged Property. Mortgagor shall not incur any indebtedness for money borrowed to purchase the Mortgaged Property or any part thereof or any personal property or fixtures in substitution renewal or replacement of any portion of the Mortgaged Property, other than the indebtedness secured hereby and the liens heretofore approved in writing by Mortgagee, if any.

(b)       Mortgagor shall have no right to permit the holder of any subordinate mortgage or other subordinate lien, whether or not consented to by Mortgagee, to terminate any lease of all or a portion of the Mortgaged Property whether or not such lease is subordinate (whether by law or the terms of such lease or a separate agreement) to the lien of this Mortgage without first obtaining the prior written consent of Mortgagee. The holder of any subordinate mortgage or other subordinate lien shall have no such right, whether by foreclosure of its mortgage or lien or otherwise, to terminate any such lease, whether or not permitted to do so by Mortgagor or as a matter of law, and any such attempt to terminate any such lease shall be ineffective and void without first obtaining the prior written consent of Mortgagee.

(c)       No mortgage, lien or other encumbrance of any type, whether voluntary or involuntary shall be permitted to be filed or entered against the Mortgaged Property without the prior written consent of Mortgagee. If any such mortgage, lien or other encumbrance is filed or entered, Mortgagor shall have it removed of record within thirty (30) days after it is filed or entered by either paying it, having it bonded in a manner which removes it of record or otherwise having it removed of record. By placing a mortgage, lien or other encumbrance of any type, whether voluntary or involuntary, against the Mortgaged Property the holder thereof shall be deemed to have agreed, without any further act or documentation being required, that its mortgage, lien, or encumbrance shall be subordinated in lien to any future amendments, consolidations or extensions to this Mortgage (including, without limitation, amendments which increase the interest rate on the Note, provide for future advances secured by this Mortgage or provide for the release of portions of the Mortgaged Property with or without consideration).

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(d)       The holder of any subordinate mortgage, lien or other encumbrance, whether or not consented to by Mortgagee, expressly agrees by acceptance of such subordinate mortgage, lien or other encumbrance that it waives and relinquishes any rights which it may have, whether under a legal theory of marshaling of assets or any other theory at law or in equity, to restrain Mortgagee from, or recover damages from Mortgagee as a result of, Mortgagee’s exercising its various remedies hereunder and under any other documents or instruments evidencing or securing the indebtedness secured hereby, in such order and with such timing as Mortgagee shall deem appropriate in its sole and absolute discretion.

(e)       The holder of any subordinate mortgage, lien or other encumbrance, whether or not consented to by Mortgagee, expressly agrees by acceptance of such subordinate mortgage, lien or encumbrance that Mortgagee, at any time or from time to time, may renew, extend or increase the amount of this Mortgage, or alter or modify the terms of this Mortgage or the Note in any way, or waive any of the terms, covenants or conditions hereof or of the Note in whole or in part and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the indebtedness secured hereby as the Mortgagee may determine, without the consent of any junior lien or encumbrancer and without any obligation to give notice of any kind thereto and without in any manner affecting the priority or the lien hereof on all or any part of the Mortgaged Property.

19.       No Transfer.

(a)       Without the prior written consent of Mortgagee, Mortgagor will abstain from and will not cause or permit, to the extent it may do so, any transfer of title to, beneficial interest in, or any estate or interest in, the Mortgaged Property or any part thereof, voluntarily or by operation of law (other than by death or by execution on the Note or foreclosure under this Mortgage); or any issuance or transfer of a majority of stock in Mortgagor if Mortgagor is a corporation, or of a majority of interests in Mortgagor if Mortgagor is a partnership or joint venture, whether by sale, exchange, conveyance, merger, consolidation or otherwise; or any agreement to do any of the foregoing (including, but not limited to, an installment sale contract), whereby the purchaser or transferee or assignee would be entitled to possession of the Mortgaged Property prior to the proposed transfer, sale or assignment, provided, however, that Mortgagor shall be permitted to transfer title to a subsidiary or entity under common control with Mortgagor (a “Permitted Transferee”) upon at least twenty (20) days prior written notice to Mortgagee and the assignment and assumption of this Mortgage by the Permitted Transferee and the execution by the Permitted Transferee and/or the Mortgagor of such other documents and agreements requested by the Agent (a “Permitted Transfer”). Any such assignment and assumption shall not relieve the Mortgagor of any of its obligations under the Mortgage, Note and Loan Agreement, any Borrower from its obligations under the Note or the Loan Agreement or any other Guarantor from its obligations under the Loan Agreement.

(b)       Without the prior written consent of Mortgagee and except for a Permitted Transfer, Mortgagor will not make any change in the organization or composition of Mortgagor or any entities constituting Mortgagor.

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(c)       Upon violation of the provisions of this Paragraph, the entire unpaid principal balance of the Note, together with all interest thereon and all other sums secured hereby shall become immediately due and payable, without notice to Mortgagor. If Mortgagee agrees to consent in writing to any transfer, such consent shall apply only to that specific transfer set forth in Mortgagee’s written consent. Mortgagee may impose, as a condition to its consent to a transfer, such requirements as it desires, in its sole discretion, including, without limitation, that the proposed transferee satisfies Mortgagee’s then existing credit and other standards; that the proposed transferee enter into a written assumption agreement with respect to the Note and this Mortgage, that an assumption fee, in an amount to be determined by Mortgagee, be paid to Mortgagee at the time of the transfer. Nothing contained in this Paragraph is intended to require Mortgagee to consent to any transfer; nor is anything contained in this Paragraph intended to impose a standard on the discretion of Mortgagee to grant or withhold such consent.

20.       Right to Remedy Defaults. If Mortgagor should fail to pay corporate taxes, real estate or other taxes, assessments, water and sewer rents, charges and claims, sums due under any prior lien or approved prior lien, or insurance premiums, or fail to make necessary repairs, or permit waste, or fail to cure any default under any prior lien or approved prior lien which failure is not cured within ten (10) days after Mortgagor’s receipt of written notice from Mortgagee specifying such failure, Mortgagee, at its election and without further notice to Mortgagor, shall have the right to make any payment or expenditure and to take any action which Mortgagor should have made or taken, or which Mortgagee deems advisable to protect the security of this Mortgage or the Mortgaged Property, without prejudice to any of Mortgagee’s rights or remedies available hereunder or otherwise, at law or in equity. All such sums, as well as costs, advanced by Mortgagee pursuant to this Mortgage shall be due immediately from Mortgagor to Mortgagee, shall be secured hereby and the lien therefor shall relate back to the date of this Mortgage, and shall bear interest at the Default Rate set forth in the Note.

21.       Events of Default. The following shall constitute events of default (herein individually or collectively, an “Event of Default”) hereunder:

(a)       Failure of Mortgagor, or any other Guarantor, or any endorser of the Note or this Mortgage (Individually and collectively “OBLIGOR”) to pay any installment of principal or interest, or any other sum, when due.

(b)       Except for the failure described in paragraph 21(a) above, Mortgagor’s nonperformance of or noncompliance with any of the agreements, conditions, covenants, provisions or stipulations contained in the Note or in this Mortgage, or in any other document guarantying and or securing such Note which nonperformance or noncompliance is not cured within the time permitted in the Note or if no such time is specified, within thirty (30) days after Mortgagor’s receipt of written notice from Mortgagee specifying same; provided, however, that if such nonperformance or noncompliance is not capable of being cured within such thirty (30) day period, and Mortgagor has commenced to cure within such thirty (30) days period and thereafter diligently pursues its efforts to cure, then Mortgagee shall extend such cure period in Mortgagee’s reasonable discretion.

(c)       Any assignment for the benefit of creditors made by OBLIGOR.

(d)       Appointment of a receiver, liquidator or trustee of OBLIGOR or of any of the property of OBLIGOR, insolvency of OBLIGOR or the filing by or against OBLIGOR of any petition for the bankruptcy, reorganization or arrangement of Mortgagor pursuant to the Federal Bankruptcy Code or any similar federal or state statute, or the institution of any proceeding for the dissolution or liquidation of OBLIGOR, if the OBLIGOR admits in writing the inability to pay its debts as they mature, provided however, that the filing of an involuntary bankruptcy petition as against OBLIGOR shall not constitute an event of default if such petition (and the resulting proceeding) is dismissed within thirty (30) days after the date same was filed.

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(e)       A default by OBLIGOR under any note, mortgage, guaranty or any other instrument of indebtedness or any agreement previously, now or hereafter executed by OBLIGOR in favor of Mortgagee or any affiliate of Mortgagee. The immediately preceding sentence specifically includes, but is not limited to, any note, mortgage, or any other instrument of indebtedness or any agreement executed by OBLIGOR or any affiliated and/or related business entity of OBLIGOR in favor of Mortgagee or any affiliate of Mortgagee before, during or subsequent to the execution of the Note bearing even date herewith and this Mortgage.

(f)       A writ of execution or attachment or any similar process shall be issued or levied against all or any part of an interest in the Mortgaged Property, or any judgment shall be entered against OBLIGOR which shall become a lien on the Mortgaged Property or any portion thereof or any interest therein, which is not bonded within thirty (30) days of OBLIGOR’S receipt of notice of its filing.

(g)       If any material representation, warranty, statement, certificate, schedule or report delivered or communicated to Mortgagee by or on behalf of OBLIGOR in connection with the loan evidenced by the Note or with respect to the Mortgaged Property, is false or misleading in any material respect as of the date made.

(h)       Upon the death or mental incapacity of any OBLIGOR who is a natural person, or the dissolution or merger or consolidation or termination of the existence of any OBLIGOR that is a business entity (or if any person controlling such Mortgagor shall take any action authorizing or leading to same) and a replacement OBLIGOR reasonably acceptable to Mortgagee is not provided within thirty (30) days thereof.

(i)	There shall be any material adverse change to the Mortgaged Property.

(j)       Failure to pay when due any ad valorem taxes or property insurance premiums.

(k)       The occurrence and continuance of any “Event of Default” as defined in the Loan Agreement.

22.       Remedies.

(a)       Upon the happening of any Event of Default, the entire unpaid balance of the principal, the accrued interest and all other sums secured by this Mortgage shall become immediately due and payable, at the option of Mortgagee, without notice or demand. In order to accelerate the maturity of the indebtedness secured by this Mortgage because of the failure of Mortgagor to pay any tax, assessment, insurance premium, or any other obligation upon the Mortgaged Property, as herein provided, it shall not be necessary that the Mortgagee shall first pay same.

(b)       When the entire indebtedness shall become due and payable, either because of maturity or because of the occurrence of any Event of Default, or otherwise, then forthwith:

(i)       Foreclosure. Mortgagee may institute an action to foreclose this Mortgage, or take such other action at law or in equity for the enforcement of this Mortgage and realization on the mortgage security or any other security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the principal debt, with interest at the rate stipulated in the Note to the date of default, and thereafter at the Default Rate specified in the Note, together with all other sums due by Mortgagor in accordance with the provisions of the Note, the Loan Agreement and this Mortgage, and all sums which may have been advanced by Mortgagee for taxes, water or sewer rents, charges or claims, payments on prior liens, insurance or repairs to the Mortgaged Property, all out-of-pocket costs of suit at trial and appellate levels, together with interest at such rate on any judgment obtained by Mortgagee from and after the date of any foreclosure sale until actual payment is made to Mortgagee of the full amount due Mortgagee, and reasonable attorney’s fees at trial and appellate levels.

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(ii)       Possession. To the extent permitted by applicable law, Mortgagee may enter into possession of the Mortgaged Property, with or without legal action, and by force if necessary; collect therefrom all rentals (which term shall also include sums payable for use and occupation) and, after deducting all out-of-pocket costs of collection and administration expenses, apply the net rentals to any or all of the following in such order and amounts as Mortgagee, in Mortgagee’s sole discretion, may elect:

the payment of taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, and to the maintenance, repair or restoration of the Mortgaged Property, and on account and in reduction of the principal or interest, or both, hereby secured; in and for that purpose Mortgagor hereby assigns to Mortgagee all rentals due and to become due under any lease or leases or rights to use and occupation of the Mortgaged Property hereafter created, as well as all rights and remedies provided in such lease or leases or at law or in equity for the collection of the rentals. Mortgagee shall be entitled to the appointment of a receiver of all the rents, issues and profits, as a matter of strict right, regardless of the value of the Mortgaged Property and the solvency or insolvency of Mortgagor and other persons liable to pay such indebtedness. Mortgagor hereby specifically waives the right to object to the appointment of a receiver as aforesaid and hereby expressly consents that such appointment shall be made as an admitted equity and that the same may be done without notice to Mortgagor.

(c)       Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not the principal indebtedness or any other sums secured by the Note and this Mortgage shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of Mortgage foreclosure, or any other action, for any Event of Default by Mortgagor existing at the time the earlier action was commenced.

(d)       Any real estate sold pursuant to this Mortgage or pursuant to any judicial proceedings under this Mortgage or the Note may be sold in one parcel, as an entirety, or in such parcels and in such manner or order as Mortgagee, in its sole discretion, may elect.

(e)       Mortgagee shall have the right to set off all or any part of any amount due by Mortgagor to Mortgagee under the Note, this Mortgage or otherwise, against any indebtedness, liabilities or obligations owing by Mortgagee for any reason and in any capacity to Mortgagor or any general partner or joint venturer of Mortgagor if Mortgagor is a partnership or joint venturer, including any obligation to disburse to Mortgagor or its designee any funds or other property on deposit with or otherwise in the possession, control or custody of Mortgagee.

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(f)       Upon, or at any time after the filing of an action to foreclose this Mortgage, the court in which such action is filed may, at the request of Mortgagee, appoint a receiver of the Mortgaged Property. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of Mortgagor at the time of application for such receiver and without regard to either the then value of the Mortgaged Property, the adequacy or inadequacy of any remedy available at law, the solvency or insolvency of Mortgagor or any other person liable for payment of such indebtedness or whether the Mortgaged Property shall be then occupied as a homestead or not, and Mortgagee hereunder or any agent of Mortgagee may be appointed as such receiver. Such receiver shall have the power to perform all of the acts permitted Mortgagee pursuant to subparagraph (b)(ii) above and such other powers which may be necessary or are customary in such cases for the protection, possession, control, management and operation of the Mortgaged Property during such period.

(g)        Mortgagee may pursue any and all remedies available under the Uniform Commercial Code, Chapter 679, Florida Statutes; it being hereby agreed that fifteen (15) days notice as to time and place of any sale shall be reasonable.

23.       Rights and Remedies Cumulative.

(a)       The rights and remedies of Mortgagee as provided in this Mortgage and in the Note shall be cumulative and concurrent; may be pursued separately, successively or together against Mortgagor or against the Mortgaged Property, or both, at the sole discretion of Mortgagee, and may be exercised as often as occasion therefore shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

(b)       Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage or of the Note shall not be deemed to be a waiver of any of the terms or provisions of the Mortgage and Note, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

(c)       Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the sums now or hereafter secured by this Mortgage shall be relieved or discharged of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose on this Mortgage or otherwise enforce any provisions of this Mortgage or the Note, or by reason of the release, regardless of consideration, of all or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of the Mortgage or Note without first having obtained the consent of Mortgagor or such other person; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payments according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

(d)       Mortgagee may release, regardless of consideration, any part of the security held for the indebtedness secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien.

(e)       For payment of the indebtedness secured hereby Mortgagee may resort to any other security therefore held by Mortgagee in such order and manner as Mortgagee may elect.

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(f)       The receipt by Mortgagee of any sums from Mortgagor after the date on which Mortgagee elects to accelerate the indebtedness secured hereby by reason of an Event of Default hereunder or under the Note shall not constitute a cure or waiver of such Event of Default or a reinstatement of the Note or Mortgage unless Mortgagee expressly agrees, by written notice to Mortgagor, that such payment shall be accepted as a cure or waiver of the default.

24.       Mortgagor’s Waiver. Mortgagor hereby waives and releases:

(a)       all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment; and

(b)       unless specifically required herein, all notices of Mortgagor’s default or of Mortgagee’s election to exercise, or Mortgagee’s actual exercise of any option under the Note or this Mortgage.

25.       Counsel Fees. If Mortgagee becomes a party to any suit or proceeding (including, without limitation, appellate and bankruptcy proceedings) affecting the Mortgaged Property or title thereto, the lien created by this Mortgage or Mortgagee’s interest therein, or if Mortgagee has engaged counsel to prepare or review the Note, or if after the closing of the loan secured by this Mortgage Mortgagee engages counsel for any reason concerning the Note, this Mortgage, or any other documents securing the Note, or if Mortgagee engages counsel to collect any of the indebtedness or to enforce performance of the agreements, conditions, covenants, provisions or stipulations of this Mortgage or the Note, Mortgagee’s out-of-pocket costs, expenses and reasonable counsel fees, whether or not suit is instituted, shall be paid to Mortgagee by Mortgagor, on demand, with interest at the then effective rate set forth in the Note, and until paid they shall be deemed to be part of the indebtedness evidenced by the Note and secured by this Mortgage.

26.       Further Assurances. Mortgagor will execute and deliver such further instruments and perform such further acts as may be requested by Mortgagee from time to time to confirm the provisions of this Mortgage or the Note, to carry out more effectively the purposes of this Mortgage or the other documents securing the Note, or to confirm the priority of the lien created by this Mortgage on any property, rights or interest encumbered or intended to be encumbered by the lien of this Mortgage or the other documents securing the Note.

27.       Severability and Savings Clauses. If any provision of this Mortgage is held to be invalid or unenforceable by a Court of competent jurisdiction, the other provisions of this Mortgage shall remain in full force and effect and shall be liberally construed in favor of Mortgagee in order to effect the provisions of this Mortgage. In addition, in no event shall the rate of interest under the Note or this Mortgage exceed the maximum rate of interest permitted to be charged by the applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Mortgagor. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under the Note and shall be applied in such order as Mortgagee may determine. If the excessive amount of interest paid exceeds the sums outstanding under the Note the portion exceeding the said sums outstanding under the Note shall be refunded in cash by Mortgagee. Any such crediting or refund shall not cure or waive any default by Mortgagor hereunder or under the Note. Mortgagor agrees, however, that in determining whether or not any interest payable under the Note or this Mortgage exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the Note to be “interest”) including, without limitation, prepayment fees and late charges shall be deemed to the extent permitted by law, to be an expense, fee, premium or penalty rather than as interest.

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28.       Notice. Any notice, demand, or communication required under this Mortgage shall be in writing, and shall be sent by registered mail, postage prepaid, return receipt requested, or recognized overnight delivery service, addressed, if to Mortgagor and Mortgagee, at the addresses set forth in the heading of this Mortgage with a copy of any such notice to Mortgagor to its attorneys, Moritt Hock & Hamroff LLP, 400 Garden City Plaza, Garden City, NY 11530, Attn: Anthony Ficara, Esq., or at such other address as the addressee may designate using the method required above. Any notice, demand, or communication required under this Mortgage shall be deemed given on the earlier to occur of:

(A)	the date when the notice, demand, or communication is received by the addressee; or

(B)	if the recipient refuses or rejects delivery, the date on which the notice, demand, or communication is so refused or rejected, as conclusively established by the records of the United States Postal Service or such express courier service.

29.       Covenant Running with the Land. Any act or agreement to be done or performed by Mortgagor shall be construed as a covenant running with the land and shall be binding upon Mortgagor and its successors and assigns as if they had personally made such agreement.

30.       Amendment. This Mortgage cannot be changed or amended except by agreement in writing signed by the party against whom enforcement of the change is sought.

31.       Applicable Law. This Mortgage shall be governed by and construed according to the laws of the State of Florida.

32.       Definitions. Whenever used in this Mortgage, unless the context clearly indicates a contrary intent:

(a)       The word “Mortgagor” shall mean the person(s) who executes this Mortgage and any subsequent owner of the Mortgaged Property and his respective heirs, executors, administrators, successors and assigns;

(b)       The word “Mortgagee” shall mean the person specifically named herein as “Mortgagee” or any subsequent holder of this Mortgage;

(c)       The word “person” shall mean individual, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated association, or other entity;

(d)       The use of any gender shall include all genders;

(e)       The singular number shall include the plural and the plural the singular as the context may require;

(f)       If Mortgagor is more than one person, all agreements, conditions, covenants, provisions, stipulations, authorizations, waivers, releases, options, undertakings, rights and benefits made or given by Mortgagor shall be joint and several, and shall bind and affect all persons who are defined as “Mortgagor” as fully as though all of them were specifically named herein wherever the word “Mortgagor” is used; and

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(g)       The word “Mortgage” shall mean this document, the Assignment of Rents and Profits of even date herewith, and the other loan documents evidencing or securing the loan evidenced by the Note, between the parties hereto.

33.       Captions. The captions preceding the text of the paragraphs or subparagraphs of this Mortgage are inserted only for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction or effect.

34.       Time of the Essence. Time is of the essence as to each provision of this Mortgage which requires Mortgagor to take any action within a specified time period.

35.       Homestead Disclaimer and Waiver. The Mortgagor covenants and stipulates to the Mortgagee that the Mortgaged Property is not and will not become, during the term of this Mortgage the homestead property of the Mortgagor and that any attempts to make said property the homestead of the Mortgagor during the term of this Mortgage is being done for the sole purpose of hindering and delaying the process of foreclosure, and as such, shall not be binding on any legal process hereunder. Mortgagor hereby waives all right of homestead exemption, if any, in the Mortgaged Property.

36.       First Mortgage. The Mortgagor covenants and stipulates that this mortgage is in first position and there is no other financing hereto.

37.       Required Repairs. All repairs and improvements necessary to put the mortgaged Premises in a saleable condition must be completed within 120 days or this Mortgage will deemed to be in default.

38.       Subrogation. Mortgagee shall be subrogated to the lien of any and all prior encumbrances, liens, or charges paid and discharged from the proceeds of the Note hereby secured, and even though such prior liens have been released of record, the repayment of the Note shall be secured by such liens on the portions of the Mortgaged Property affected thereby to the extent of such payments, respectively.

39.       Single Purpose Entity. Third Avenue Apartments LLC, or its successors and assigns, shall not engage in any business or activity other than the ownership, operation and maintenance of the Mortgaged Property, and activities incident thereto (including the guaranty of the Obligations (as defined in the Loan Agreement), it being the understood that Third Avenue Apartments LLC is a single purpose entity and Mortgagee is relying on the foregoing in the making of the loan to Mortgagor. Any violation by Mortgagor of the foregoing provision shall be deemed a material default under the Mortgage and the Note.

40.       Future Advances. Mortgagee may elect to make one or more “Future Advances” secured by this Mortgage, and all such Future Advances shall have the same priority as the original loan secured hereby. Mortgagee, however, has no obligation to make any Future Advance. “Future Advance” shall mean any loan of money from Mortgagee to Mortgagor made within twenty (20) years from the date hereof. The total amount of such loan or loans may decrease or increase from time to time, but the total unpaid aggregate balance secured by this Mortgage at any one time shall not exceed twice the face amount of the Note, plus interest thereon, and any disbursements made for the payment of taxes or other charges (e.g., taxes, levies, insurance or other liens or charges) on the Mortgaged Property, with interest on such disbursements.

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41.       Notice Limiting Future Advances. Any filing for record of a notice pursuant to Section 697.04, Florida Statutes, limiting the maximum principal amount that may be secured by this Mortgage shall constitute an Event of Default hereunder and under the Loan Agreement, and shall be void ab initio.

42.       Security of Future Advance Note. The parties hereto covenant, stipulate, agree and acknowledge that nothing herein contained shall diminish or in any way or manner limit the right of Mortgagee to make additional advances to Mortgagor pursuant to the provisions of this Mortgage as set forth above.

43.       WAIVER OF JURY TRIAL. MORTGAGOR AND MORTGAGEE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE MORTGAGEE ENTERING INTO THIS MORTGAGE WITH MORTGAGOR.

[Remainder of Page Intentionally Blank]

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IN WITNESS WHEREOF, this Mortgagor has duly executed this Mortgage and Security Agreement the day and year first above written.

Signed, sealed and delivered in the

presence of:

mortgagor:

third avenue aparments llc,
Print Witness Name:		a Delaware limited liability company

By: Ault Global Real Estate Equities, Inc., a Nevada corporation, its manager
Print Witness Name:

By:
Name:
Title:

STATE OF	)
)SS:
COUNTY OF	)

BEFORE ME, personally came _______________ by means of ☐ physical presence or ☐ online notarization. _______________ is personally known to me or has produced __________________ (type of identification) as identification and did take an oath and is the person described in, and who acknowledged to and before me that he executed said document for the purposes therein expressed.

WITNESS my hand and official seal this ____ day of ______________, 2023.

[Notarial Seal]

NOTARY PUBLIC
My Commission expires:

Signature Page to Mortgage and Security Agreement